EXHIBIT 11

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                    Income from Continuing Operations
                                -----------------------------------------
                                Three Months Ended    Nine Months Ended
                                   September 30,        September 30,
                                -------------------   -------------------
                                  1996       1995       1996      1995
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F1>
  Equivalent Share (a):
---------------------------
Reported Income                 $ 3,864    $ 5,708    $21,749   $16,398
                                ========   ========   ========   =======
Average number of shares
  used to compute earnings
  per common share                9,790      9,866      9,831     9,866

Effect of unexercised
  stock options                      58         55         62        44
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,848      9,921      9,893     9,910
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.39    $  0.58    $  2.20   $  1.65
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F1>
  Full Dilution (a):
---------------------------
Reported Income                 $ 3,864    $ 5,708    $21,749   $16,398
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,790      9,866      9,831     9,866

Effect of unexercised
  stock options                      63         62         63        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,853      9,928      9,894     9,928
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.39    $  0.57    $  2.20   $  1.65
                                ========   ========   ========  ========
-------------------
<F1>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
   (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 1
                               Page 15 of 16

                                                                EXHIBIT 11
                                                               (continued)

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                                Net Income
                                -----------------------------------------
                                 Three Months Ended    Nine Months Ended
                                    September 30,        September 30,
                                --------------------  ------------------
                                  1996       1995       1996      1995
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F2>
  Equivalent Share (a):
---------------------------
Reported Income                 $ 4,464    $ 7,550    $22,349   $19,141
                                ========    ========  ========  ========
Average number of shares
  used to compute earnings
  per common share                9,790      9,866      9,831     9,866

Effect of unexercised
  stock options                      58         55         62        44
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,848      9,921      9,893     9,910
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.45    $  0.76    $  2.26   $  1.93
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F2>
  Full Dilution (a):
---------------------------
Reported Income                 $ 4,464    $ 7,550    $22,349   $19,141
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,790      9,866      9,831     9,866

Effect of unexercised
  stock options                      63         62         63        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,853      9,928      9,894     9,928
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.45    $  0.76    $  2.26   $  1.93
                                ========   ========   ========  ========
--------------------
<F2>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 2
                               Page 16 of 16